UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

JOINT CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2007

Rockwood Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32609	52-2277366
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Overlook Center

Princeton, New Jersey 08540

(Address of registrant’s principal executive office)

(609) 514-0300

(Registrant’s telephone number)

Rockwood Specialties Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-109686	52-2277390
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Overlook Center

Princeton, New Jersey 08540

(Address of registrant’s principal executive office)

(609) 514-0300

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.02               Termination of a Material Definitive Agreement.

On May 15, 2007, Rockwood Specialties Group, Inc. (“Rockwood Specialties”), a subsidiary of Rockwood Holdings, Inc., redeemed its outstanding 10 5/8% Senior Subordinated Notes due 2011 (the “2011 Notes”) in the aggregate principal amount of $273,375,000, plus redemption premiums of $14,524,413.75 (which represents 105.313%, or $1,053.13 per $1,000, of the principal amount of the 2011 Notes) and accrued and unpaid interest of $14,523,046.88 (the “Redemption”). As a result of the Redemption, on May 15, 2007, the Indenture, dated as of July 23, 2003, among Rockwood Specialties, the Guarantors named therein and the Bank of New York, as Trustee, as supplemented by the Supplemental Indenture, dated as of July 31, 2004, among Rockwood Specialties, the Guarantors named therein and The Bank of New York, as Trustee (collectively, the “Indenture”), governing the 2011 Notes, was terminated. The Indenture had provided that the 2011 Notes could be redeemed by Rockwood Specialties, in whole or in part, at any time on or after May 15, 2007 upon payment of a redemption premium.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWOOD HOLDINGS, INC.

By:	/s/ MICHAEL W. VALENTE

	Name:	Michael W. Valente
	Title:	Assistant Secretary

ROCKWOOD SPECIALTIES GROUP, INC.

By:	/s/ MICHAEL W. VALENTE

	Name:	Michael W. Valente
	Title:	Assistant Secretary

Dated: May 18, 2007